EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-296383) pertaining to the FedEx Freight Holding Company, Inc. 2026 Omnibus Stock Incentive Plan and the FedEx Freight Holding Company, Inc. Employee Stock Purchase Plan, of our report dated August 5, 2026, with respect to the consolidated financial statements of FedEx Freight Holding Company, Inc. included in this Annual Report (Form 10-K) for the year ended May 31, 2026.

/s/ Ernst & Young LLP

Memphis, Tennessee

August 5, 2026